Exhibit T3A-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:33 PM 05/28/2013
FILED 04:51 PM 05/28/2013
SRV 130671730 - 2996553 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: GenOn California North, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the Limited Liability Company is: NRG California North LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21 day of May, A.D. 2013.

By: [signature]
Authorized Person(s)

Name: Kristine Heiberger
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:01 PM 12/03/2010
FILED 12:01 PM 12/03/2010
SRV 101145154 - 2996553 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

MIRANT CALIFORNIA, LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

---

1. The name of the limited liability company is Mirant California, LLC (the "Company").

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to GenOn California North, LLC.

3. Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

"1. The name of the limited liability company is GenOn California North, LLC."

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 3rd day of December, 2010.

MIRANT CALIFORNIA, LLC

By: [signature]
Name: Allison Cunningham
Title: Authorized Person

Certificate of Amendment of Certificate of Formation

of

Southern Energy California, L.L.C.

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the "limited liability company") is Southern Energy California, L.L.C.

2. The certificate of formation of the limited liability company (hereinafter called "the certificate") is hereby amended by striking out the Article pertaining to the name of the limited liability company and by substituting in lieu of said Article the following new Article:

"The name of the limited liability company is Mirant California, LLC."

3. The name of the limited liability company that appears in the heading of the certificate shall be replaced with the new name of the limited liability company as stated in 2. above.

The effective time of the amendments herein certified shall be 5:00 p.m. on January 19, 2001.

Executed on January 17, 2001

Michael L. Smith

Michael L. Smith, Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 01/19/2001
010031575 – 2996553

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 01/25/1999
991029319 - 2996553

CERTIFICATE OF FORMATION

SOUTHERN ENERGY CALIFORNIA, L.L.C.

A LIMITED LIABILITY COMPANY

I.

The name of the limited liability company is Southern Energy California, L.L.C. (the "LLC").

II.

The initial registered agent of the LLC shall be Corporation Service Company which is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.

III.

A member, a manager, an agent, or an employee of the LLC is not personally liable for the debts, obligations, or liabilities of the LLC, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, manager, agent, or employee of the LLC.

Dated: January 22, 1999

Jane C. Bryan, Authorized Person

0009940